NEWS RELEASE

NCR Voyix Reports Second Quarter 2025 Results

ATLANTA, August 7, 2025 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a leading global provider of digital commerce solutions, reported financial results today for the three and six months ended June 30, 2025.

Second Quarter Financial Highlights

•Revenue was $666 million compared to $722 million in the prior year period.
•Net income from continuing operations attributable to NCR Voyix was $1 million, compared with a net loss of $90 million in the prior year period.
•Adjusted EBITDA was $95 million compared to $79 million in the prior year period.
•Diluted EPS from continuing operations was $(0.02); non-GAAP diluted EPS was $0.19.
•Software & Services Revenue was $499 million compared to $501 million in the prior year period.
•ARR was $1.68 billion compared to $1.60 billion in the prior year period.
•Software ARR was $799 million compared to $748 million in the prior year period.

“In the second quarter, we continued to execute on our key strategic initiatives, including driving product innovation, expanding our payments capabilities, and enhancing our global services offering,” said James G. Kelly, Chief Executive Officer. “I am encouraged by our recent progress and our ability to drive value for our customers and our shareholders.”

2025 Outlook

For the full-year 2025, the Company is maintaining the following outlook:

Total Revenue	$2,575M – $2,650M
Software and Services Revenue	$1,995M – $2,020M
Hardware Revenue	$580M – $630M
Adjusted EBITDA	$420M – $445M
Non-GAAP Diluted EPS[1]	$0.75 - $0.80
Adjusted Free Cash Flow - Unrestricted[2]	$170M - $190M
1 Non-GAAP Diluted EPS assumes an effective tax rate of 22% and full-year average diluted shares of 157 million inclusive of as-if converted preferred shares and dilutive options and RSU awards.
2 Adjusted Free Cash Flow-Unrestricted excludes restructuring, transformation, and strategic initiatives cash expenditures, environmental net cash, cash outflow related to accelerated projects, and $284 million of cash taxes related to the sale of Digital Banking.

The Company’s 2025 outlook assumes gross hardware recognition for the full-year 2025. At this time, the Company’s outlook considers the current estimated impact for the trade tariffs that have been imposed or announced by the U.S. government as well as the offsetting mitigations the Company is undertaking as a result.

Recent Business Highlights and Additional Information

•As of June 30, 2025, the Company had more than 78 thousand platform sites and 8 thousand payment sites, an increase of 16% and 3%, respectively, from the prior year.
•The Company repurchased approximately 826 thousand shares of common stock for $7 million during the second quarter.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” “Adjusted Free Cash Flow-Unrestricted,” “Non-GAAP Diluted EPS,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled for historic periods to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. With respect to our outlook for full year 2025 for our Adjusted EBITDA, and Adjusted Free Cash Flow-Unrestricted, we do not provide a reconciliation of the GAAP measure because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations and GAAP cash flow provided by (used in) operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Earnings Conference Call

NCR Voyix management will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the Company’s results for the second quarter. Access to the webcast and the accompanying slides are available on the Investor Relations section of the Company’s website at https://investor.ncrvoyix.com. Participants may access the live call by dialing (877) 407-3088 (United States/Canada Toll-free) or +1 (201) 389-0927 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

More information on the Company’s second quarter 2025 earnings results is available on the NCR Voyix Investor Relations section of the Company’s website at https://investor.ncrvoyix.com.
About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail and restaurant industries. NCR Voyix transforms retail stores and restaurant systems through experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with customers in more than 30 countries across the globe. For more information, visit ncrvoyix.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, but are not limited to, statements regarding: our expectations regarding our fiscal 2025 performance outlook, our expectations on the impact of trade tariffs that have been imposed or announced by the U.S. government and the Company’s ability to mitigate any such impact, our expectations regarding the Hardware Business Transition with Ennoconn and our expectations regarding other strategic initiatives and our growth strategies. Forward-looking statements are not guarantees of future performance, are subject to assumptions, risks and uncertainties and there are a number of important factors that could cause actual outcomes and results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: our ability to successfully execute our growth strategy; our ability to successfully develop new solutions that achieve market acceptance and keep pace with technological developments; our ability to maintain a consistently high level of customer service; our ability to achieve some or all of the expected benefits of our cost reduction initiatives; the success of our strategic relationships with third parties and our ability to integrate with third-party applications and software; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; the availability or applicability of tariff and duty exemptions to our products; the failure of our acquisitions, divestitures and other strategic transactions or future acquisitions to produce anticipated results; our ability to realize the anticipated cost savings or other benefits related to the Hardware Business Transition with Ennoconn on a timely basis or at all; our ability to perform under our agreements with NCR Atleos; potential indemnification obligations to NCR Atleos or a refusal of NCR Atleos to indemnify us pursuant to agreements executed in the spin-off; our ability to protect our systems and data from cybersecurity threats or other technological risks; risks related to evolving global laws and regulations relating to data privacy, data protection and information security; our ability to protect our intellectual property; extensive competition in our markets; disruptions in our data center hosting and public cloud facilities; risks related to defects, errors, installation difficulties or development delays; the failure of our artificial intelligence capabilities to operate as anticipated; our ability to maintain and update our information technology systems; changes in U.S. or foreign trade policies and domestic and global economic and credit conditions; our ability to retain key employees, or to recruit, develop and retain qualified employees; the inability of third party suppliers to fulfill our needs; risks related to our level or indebtedness; our ability to continue to access or renew financing sources and obtain capital; our failure to maintain effective internal control over financial reporting; and other factors included in “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in other documents that we file with the U.S. Securities and Exchange Commission (“SEC”), which are available at https://www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and should not be relied upon as representing our plans and expectations as of any subsequent date. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below. The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA margin. The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), and strategic initiative costs, among others. Separation-related costs include costs incurred as a result of the spin-off. The Company also uses Adjusted EBITDA margin, which is calculated based on Adjusted EBITDA as a percentage of total revenue. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to evaluate and measure the ongoing performance of its business segments. The Company also uses Adjusted EBITDA and Adjusted EBITDA margin to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are indicators of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as substitutes for, or superior to, net income from continuing operations attributable to NCR Voyix or net profit margin, respectively, under GAAP.

Non-GAAP Diluted Earnings Per Share (EPS). The Company determines Non-GAAP Diluted EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs net of recoveries, fraudulent ACH disbursements costs net of recoveries, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

Adjusted free cash flow-unrestricted. NCR Voyix management uses the non-GAAP measure called “adjusted free cash flow-unrestricted” to assess the financial performance of the Company. We define adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, cash activity related to acceleration projects, cash taxes paid for the Digital Banking Sale, cash activity related to environmental discontinued operations plus acquisition-related items, and plus pension contributions and settlements.

We believe adjusted free cash flow-unrestricted and adjusted free cash flow conversion provide useful information to investors because they relate the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted and adjusted free cash flow conversion do not have a uniform definition under GAAP, and therefore the Company’s definitions may differ from other companies’ definitions of these measures. These non-GAAP measures should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP or other GAAP measures.

Use of Certain Terms

The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. NCR Voyix’s management considers recurring revenue, and the other metrics derived therefrom, to be an important indicator of the predictability of revenue and part of our strategic plan.
The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses (SWL) sold as a subscription, for the last three months times four. In addition, plus the rolling four quarters of term-based SWL arrangements that include customer termination rights.
The term “Software ARR” includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue.
The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.
The term “platform sites” includes all sites for which we bill for use of our Commerce platform.
The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities.

Reconciliation of Net Income from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

	Three months ended		Six months ended
$ in millions	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$1	$(90)	$(19)	$(161)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	51	52	101	100
Acquisition-related amortization of intangibles	6	8	12	15
Interest expense	14	41	29	80
Interest income	(1)	(1)	(7)	(3)
Income tax expense (benefit)	(4)	10	(11)	5
Stock-based compensation expense	9	12	18	23
Transformation and restructuring costs	16	50	37	74
Separation costs	—	3	—	8
Loss (gain) on disposal of businesses	—	(7)	—	(14)
Foreign currency devaluation	—	—	—	15
Fraudulent ACH disbursements	—	(1)	—	(2)
Cyber ransomware incident recovery costs	—	(4)	—	(4)
Strategic initiatives	3	6	10	6
Adjusted EBITDA (Non-GAAP)	$95	$79	$170	$142

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Three months ended		Six months ended
$ in millions	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Diluted Earnings Per Share from Continuing Operations (GAAP)(1)	$(0.02)	$(0.65)	$(0.19)	$(1.17)
Acquisition-related amortization of intangibles	0.03	0.04	0.06	0.07
Stock-based compensation expense	0.05	0.07	0.12	0.14
Transformation and restructuring costs	0.08	0.26	0.16	0.38
Separation costs	—	0.02	—	0.04
Loss (gain) on disposal of businesses	—	(0.04)	—	(0.07)
Foreign currency devaluation	—	—	—	0.08
Fraudulent ACH disbursements	—	(0.01)	—	(0.01)
Cyber ransomware incident recovery costs	—	(0.02)	—	(0.02)
Strategic initiatives	0.02	0.03	0.05	0.03
Non-GAAP Diluted EPS(1)	$0.19	$(0.20)	$0.27	$(0.34)
(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

	Three months ended
$ in millions	June 30, 2025	June 30, 2025 Non-GAAP	June 30, 2024	June 30, 2025 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$1	$29	$(90)	$(32)
Dividends on convertible preferred shares	(4)	—	(4)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(3)	$29	$(94)	$(32)
Weighted average outstanding shares:
Weighted average diluted shares outstanding	137.9	139.2	145.0	147.2
Weighted as-if converted preferred shares	—	15.9	—	15.9
Total shares used in diluted earnings per share	137.9	155.1	145.0	163.1
Diluted earnings per share from continuing operations	$(0.02)	$0.19	$(0.65)	$(0.20)

	Six months ended
$ in millions	June 30, 2025	June 30, 2025 Non-GAAP	June 30, 2024	June 30, 2025 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$(19)	$43	$(161)	$(56)
Dividends on convertible preferred shares	(8)	—	(8)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(27)	$43	$(169)	$(56)
Weighted average outstanding shares:
Weighted average diluted shares outstanding	138.9	140.8	144.3	147.1
Weighted as-if converted preferred shares	—	15.9	—	15.9
Total shares used in diluted earnings per share	138.9	156.7	144.3	163.0
Diluted earnings per share from continuing operations	$(0.19)	$0.27	$(1.17)	$(0.34)

	Three months ended		Six months ended
$ in millions	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Income (loss) from continuing operations (attributable to NCR Voyix)	$1	$(90)	$(19)	$(161)
Transformation and restructuring costs	12	42	25	62
Fraudulent ACH disbursements	—	(1)	—	(2)
Loss (gain) on disposal of businesses	—	(6)	—	(12)
Strategic initiatives	3	5	8	5
Stock-based compensation expense	8	12	19	23
Acquisition-related amortization of intangibles	5	6	10	12
Separation costs	—	3	—	7
Cyber ransomware incident recovery costs	—	(3)	—	(3)
Foreign currency devaluation	—	—	—	13
Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix)	$29	$(32)	$43	$(56)

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Period Ended June 30
	Three Months		Six Months
	2025	2024	2025	2024
Revenue
Product	$185	$244	$338	$465
Service	481	478	945	967
Total Revenue	666	722	1,283	1,432
Cost of products	170	222	316	409
Cost of services	343	374	679	759
Total gross margin	153	126	288	264
% of Revenue	23.0%	17.5%	22.4%	18.4%
Selling, general and administrative expenses	107	116	222	226
Research and development expenses	32	44	72	91
Income (loss) from operations	14	(34)	(6)	(53)
% of Revenue	2.1%	(4.7)%	(0.5)%	(3.7)%
Interest expense	(14)	(41)	(29)	(80)
Other income (expense), net	(3)	(5)	5	(23)
Total interest and other expense, net	(17)	(46)	(24)	(103)
Income (loss) from continuing operations before income taxes	(3)	(80)	(30)	(156)
% of Revenue	(0.5)%	(11.1)%	(2.3)%	(10.9)%
Income tax expense (benefit)	(4)	10	(11)	5
Income (loss) from continuing operations	1	(90)	(19)	(161)
Income (loss) from discontinued operations, net of tax	(1)	17	2	47
Net income (loss)	—	(73)	(17)	(114)
Net income (loss) attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	—	—	(1)
Net income (loss) attributable to NCR Voyix	$—	$(73)	$(17)	$(113)
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$1	$(90)	$(19)	$(161)
Dividends on convertible preferred stock	(4)	(4)	(8)	(8)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	(3)	(94)	(27)	(169)
Income (loss) from discontinued operations, net of tax	(1)	17	2	48
Net income (loss) attributable to NCR Voyix common stockholders	$(4)	$(77)	$(25)	$(121)
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.02)	$(0.65)	$(0.19)	$(1.17)
Diluted (1)	$(0.02)	$(0.65)	$(0.19)	$(1.17)
Net income (loss) per common share
Basic	$(0.03)	$(0.53)	$(0.18)	$(0.84)
Diluted (1)	$(0.03)	$(0.53)	$(0.18)	$(0.84)
Weighted average common shares outstanding
Basic	137.9	145.0	138.9	144.3
Diluted (1)	137.9	145.0	138.9	144.3
(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Period Ended June 30
	Three Months			Six Months
	2025	2024	% Change	2025	2024	% Change
Revenue by segment
Retail	$454	$517	(12)%	$874	$1,008	(13)%
Restaurants	205	201	2%	396	403	(2)%
Total segment revenue	$659	$718		$1,270	$1,411
Corporate and Other(1)	7	4	75%	13	21	(38)%
Total revenue	$666	$722	(8)%	$1,283	$1,432	(10)%

Adjusted EBITDA by segment
Retail	$81	$87	(7)%	$146	$173	(16)%
Retail Adjusted EBITDA margin %	17.8%	16.8%		16.7%	17.2%
Restaurants	68	62	10%	127	117	9%
Restaurants Adjusted EBITDA margin %	33.2%	30.8%		32.1%	29.0%
Segment Adjusted EBITDA	$149	$149	—%	$273	$290	(6)%
Segment Adjusted EBITDA margin %	22.6%	20.8%		21.5%	20.6%
Corporate and Other(1)	(54)	(70)	(23)%	(103)	(148)	(30)%
Total Adjusted EBITDA	$95	$79	20%	$170	$142	20%
Total Adjusted EBITDA margin %	14.3%	10.9%		13.3%	9.9%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to any of our two individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s), as well as commercial agreements with NCR Atleos.

NCR VOYIX CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

In millions, except per share amounts	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$276	$722
Accounts receivable, net of allowances of $27 and $26 as of June 30, 2025 and December 31, 2023, respectively	507	532
Inventories	212	208
Restricted cash	37	31
Prepaid and other current assets	190	166
Current assets of discontinued operations	—	12
Total current assets	1,222	1,671
Property, plant and equipment, net	181	192
Goodwill	1,523	1,516
Intangibles, net	84	94
Operating lease assets	217	229
Prepaid pension cost	51	47
Deferred income taxes	192	189
Other assets	514	514
Total assets	$3,984	$4,452
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$340	$324
Payroll and benefits liabilities	95	104
Contract liabilities	205	209
Settlement liabilities	54	47
Other current liabilities	360	724
Current liabilities of discontinued operations	—	12
Total current liabilities	1,054	1,420
Long-term debt	1,099	1,098
Pension and indemnity plan liabilities	164	144
Postretirement and postemployment benefits liabilities	41	41
Income tax accruals	52	52
Operating lease liabilities	238	248
Other liabilities	193	241
Noncurrent liabilities of discontinued operations	—	1
Total liabilities	2,841	3,245
Commitments and Contingencies (Note 11)
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 shares issued and outstanding as of June 30, 2025 and December 31, 2024; redemption amount and liquidation preference of $276 as of June 30, 2025 and December 31, 2024	276	276
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 137.9 and 142.1 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Paid-in capital	813	866
Retained earnings (deficit)	492	535
Accumulated other comprehensive loss	(439)	(469)
Total NCR Voyix stockholders’ equity (deficit)	867	933
Noncontrolling interests in subsidiaries	—	(2)
Total stockholders’ equity (deficit)	867	931
Total liabilities and stockholders’ equity (deficit)	$3,984	$4,452

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

In millions	Six months ended June 30
	2025	2024
Operating activities
Net income (loss)	$(17)	$(114)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	118	167
Stock-based compensation expense	18	27
Deferred income taxes	—	(8)
Impairment of other assets	—	5
Loss (gain) on divestiture	—	(14)
Changes in assets and liabilities:
Receivables	17	61
Inventories	(15)	31
Current payables and accrued expenses	(21)	(52)
Contract liabilities	(14)	41
Employee benefit plans	10	(3)
Other assets and liabilities	(380)	(114)
Net cash provided by (used in) operating activities	$(284)	$27
Investing activities
Expenditures for property, plant and equipment	$(15)	$(21)
Additions to capitalized software	(66)	(104)
Proceeds from divestiture, net	—	14
Proceeds from disposition of corporate-owned life insurance policies	—	30
Collections on purchased trade receivables	6	—
Net cash provided by (used in) investing activities	$(75)	$(81)
Financing activities
Payments on term credit facilities	—	(8)
Payments on revolving credit facilities	(9)	(374)
Borrowings on revolving credit facilities	9	412
Cash dividend paid for Series A preferred shares dividends	(8)	(8)
Repurchases of common stock	(69)	—
Proceeds from employee stock plans	5	7
Tax withholding payments on behalf of employees	(7)	(9)
Principal payments for finance lease obligations	(7)	(5)
Net cash provided by (used in) financing activities	$(86)	$15
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(14)
Increase (decrease) in cash, cash equivalents, and restricted cash	$(440)	$(53)
Cash, cash equivalents and restricted cash at beginning of period	758	285
Cash, cash equivalents, and restricted cash at end of period	$318	$232

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